UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 27, 2018

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On July 27, 2018, OrangeHook, Inc., a Florida corporation ("OrangeHook" or the "Company") and OrangeHook's wholly-owned subsidiary LifeMed ID, Inc., a California corporation ("LifeMed") (collectively, the "Companies"), executed an Agreement for Assignment of Contract Proceeds (the "Agreement") with Meadows Two, a Minnesota limited liability company ("Meadows Two"), with respect to future payments of a minimum repayment amount of approximately $3,855,000 and a maximum repayment amount of approximately $5,643,000 under a certain LifeMed customer contract (the "Payment Obligations") during the period of October 1, 2018, through December 1, 2022. In return for assignment of the rights to receive payment, Meadows Two loaned $2,450,000 to OrangeHook.

Under the terms of the Agreement, which has an effective date of July 19, 2018, Meadows Two is to begin receiving minimum monthly payments of the Assigned Payment Obligations in amounts increasing from $1,050 in October 2018 to $84,000 in July 2019. Minimum monthly payments will remain in place until expiration of the Agreement or payment of the maximum amount specified by the terms of the Agreement. Payments under the customer contract vary based on the number of users of the technology and the features used by each user. The Agreement provides that Meadows Two is also entitled to receive payments that exceed the minimum monthly payment due to Meadows Two, up to the Maximum Assigned Payment Obligation. The Agreement calls for payments to be made directly to Meadows Two, or to Meadows Two's lender if so directed by Meadows Two. The Companies remain liable for repayment of the full amount of the Minimum Assigned Payment Obligation including if the customer fails to pay or if Meadows Two must refund or disgorge any payment. In the event of a default, which is subject to a cure period of thirty (30) days, the Agreement calls for a default interest rate of 18% per annum. The Agreement grants Meadows Two a security interest in the applicable customer contract and the Company's intellectual property and calls for Meadows Two to rank on a pari passu basis with the Company's other senior indebtedness. The Agreement is supported by a personal guarantee of OrangeHook board member Whitney E. Peyton.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   August 2, 2018
By:  /s/   James L. Mandel
               James L. Mandel
               President and Chief Executive Officer